Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Federated Total Return Series, Inc.:

In planning and performing our audit of the fina ncial statements of Federated Total Return Bond
Fund (one of the portfolios constituting Federat ed Total Return Series, Inc.) (the "Fund") as of and for the year ended November 30, 2009, in accord ance with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over sa feguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but no t for the purpose of expressing an opinion on the effectiveness of the Fund's internal control ov er financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establis hing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A
company's internal control over financial reporting is a
 process designed to provide reasonable
assurance regarding the reliability of financial reporti ng and the preparation of financial statements for external purposes in accordance with generally accep ted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, ac curately and fairly reflect the transactions and dispositions of the assets of the company; (2) provid e reasonable assurance that transactions are recorded as necessary to permit preparation of financ ial statements in accordance with generally accepted accounting principles, and that receip ts and expenditures of the company are being made only in accordance with authorizations of mana gement and directors of the company;
and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the
financial statements.

Because of its inherent limitations, internal control over
 financial reporting may not prevent or
detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate be cause of changes in conditions, or that the degree of compliance with the policies or procedures m ay deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the norm al course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is
a deficiency, or a combination of deficiencies, in internal
 control over financial reporting, such that there is a reasonable possibility that a material misstatem ent of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financ ial reporting was for the limited purpose described in the first paragraph and would not neces sarily disclose all deficiencies in internal control that might be material weaknesses under sta ndards established by the Public
Company Accounting Oversight Board (United States).  However,
 we noted no deficiencies in the
Fund's internal control over financial reporting and its ope ration, including controls over safeguarding securities, that we consider to be a material w eakness as defined above as of November 30, 2009.

This report is intended solely for the information and use o f management and the Board of Directors of the Fund and the Securities and Exchange Commis sion and is not intended to be and should not be used by anyone other than these specified part ies.




ERNST & YOUNG LLP


Boston, Massachusetts
January 22, 2010